LEHMAN BROTHERS HOLDINGS INC.                                Exhibit 99.2
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)




                                                                                               Quarters Ended
                                                                         ----------------------------------------------------------

                                                                            5/31/03     2/28/03   11/30/02    8/31/02    5/31/02
                                                                         ----------------------------------------------------------
   Income Statement
   Net Revenues                                                                 $2,291     $1,711     $1,539     $1,347     $1,663
   Non-Interest Expenses:
      Compensation and Benefits                                                  1,168        873        785        687        848
      Nonpersonnel Expenses                                                        418        401        400        391        379
      September 11, 2001,  related (recoveries)/expenses, net                        -          -       (108)        -           -
      Other real estate reconfiguration charges                                     77          -        128         -           -
      Regulatory settlement                                                          -          -         80         -           -
   Net Income (a)                                                                  437        301        187        194        296
   Net Income Applicable to Common Stock                                           426        290        176        183        285
   Earnings per Common Share (b)
      Basic                                                                      $1.76      $1.20      $0.72      $0.74      $1.16
      Diluted                                                                    $1.67      $1.15      $0.69      $0.70      $1.08

   Financial Ratios (%)
   Return on Common Equity (annualized) (c)                                      19.6%      13.9%       8.6%       8.9%      14.1%
   Pretax Margin (d)                                                             27.4%      25.6%      16.5%      20.0%      26.2%
   Compensation & Benefits/Net Revenues                                          51.0%      51.0%      51.0%      51.0%      51.0%
   Effective Tax Rate (e)                                                        27.5%      28.0%      20.7%      22.6%      29.0%

   Financial Condition
   Total Assets                                                               $304,000   $268,293   $260,336   $265,213   $267,787
   Total Assets Excluding Matched Book (f)                                     191,000    174,096    165,995    159,879    173,671
   Securities Purchased Under Agreements to Resell                             113,000     94,197     94,341    105,334     94,116
   Long-Term Debt                                                               43,530     41,247     38,678     38,911     36,643
   Trust Issued Securities Subject to Mandatory Redemption(g)                    1,010        710        710        710        710
   Common Stockholders' Equity                                                   8,935      8,457      8,242      8,209      8,206
   Total Stockholders' Equity                                                    9,635      9,157      8,942      8,909      8,906
   Total Stockholders' Equity plus Trust Issued Securities
   Subject to Mandatory Redemption(h)                                           10,645      9,867      9,652      9,619      9,616
   Total Capital (i)                                                            54,175     51,114     48,330     48,530     46,259
   Total Leverage (j)                                                            31.6x      29.3x      29.1x      29.8x      30.1x
   Adjusted Leverage (h), (k)                                                    28.6x      27.2x      27.0x      27.6x      27.8x
   Net Leverage (f), (h), (l)                                                    17.9x      17.6x      17.2x      16.6x      18.1x
   Book Value per Common Share (m)                                               36.77      35.03      34.15      33.49      33.22

   Other Data (#s)
   Employees                                                                    13,247     12,083     12,343     12,980     12,694
   Common Stock Outstanding (in millions)                                        242.4      241.5      231.1      239.0      243.6
   Weighted Average Shares (in millions)
      Basic                                                                      242.3      241.8      243.9      246.7      245.8
      Diluted                                                                    255.8      253.0      255.1      261.0      263.5


(a)  For the  quarter  ended May 31,  2003 net  income  includes  a $77  million pre-tax charge ($45 million after tax) related to certain of the firm's real estate. Fourth quarter 2002 net income includes a $108 million pre-tax gain ($60 million after tax) from September 11th related (recoveries)/expenses, net, a $128 million pre-tax charge ($82 million after tax) related to the reconfiguration of certain of the Firm's global real estate and a pre-tax charge of $80 million ($56 million after tax) related to the Firm's regulatory settlement.

(b) For the quarter ended May 31, 2003 basic EPS was reduced $0.19, and fully diluted EPS was reduced $0.17, respectively, as a result of the real estate charge. For the quarter ended November 30, 2002 basic EPS was reduced by $0.32, and fully diluted EPS was reduced by $0.31, respectively, as a result of the September 11th related recovery, the other real estate charge and the regulatory settlement charge.

(c) For the quarter ended May 31, 2003, the Company's return on common equity was reduced by 2.1% as a result of the real estate charge. For the quarter ended November 30, 2002, the Company's return on common equity was reduced by 3.7% as a result of the September 11th related recovery, the other real estate charge and the regulatory settlement charge.

(d) Pre-tax margin for the quarter ended May 31, 2003 was reduced by approximately 3.4% as a result of the real estate charge. Pre-tax margin for the quarter ended November 30, 2002 was reduced by approximately 6.5% as a result of the September 11th related recovery, the other real estate charge and the regulatory settlement charge.

(e) The effective tax rate for the quarter ended May 31, 2003 decreased by approximately 1.5% as a result of the real estate charge. The effective tax rate for the quarter ended November 30, 2002 decreased by approximately 0.5% as a result of the September 11th related recovery, the other real estate charge and the regulatory settlement charge.

(f) Matched book represents securities purchased under agreements to resell ("reverse repos") to the extent such balance is less than securities sold under agreements to repurchase. Certain rating agencies consider such reverse repos to be a proxy for matched book assets, as such assets are considered to have a low risk profile, and exclude such amounts in the calculation of leverage. Accordingly, the Company believes the ratio of total assets excluding matched book to total stockholders' equity and trust issued securities subject to mandatory redemption is useful to investors as a more meaningful measure of the Company's leverage.

(g) Trust issued securities subject to mandatory redemption includes $710 million of trust preferred securities subject to mandatory redemption and $300 million of debt collateralizing trust preferred securities subject to mandatory redemption.

(h) The Company believes total stockholders' equity plus trust issued securities subject to mandatory redemption to be a more meaningful measure of the Company's equity for purposes of calculating net leverage and adjusted leverage.

(i) Total capital includes long-term debt, total stockholders' equity, and preferred securities subject to mandatory redemption. The Company believes total capital is useful to investors as a measure of the Company's financial strength.

(j) Total Leverage is defined as total assets divided by total stockholders' equity.

(k) Adjusted leverage is defined as total assets divided by total stockholders' equity plus trust issued securities subject to mandatory redemption.

(l)  Net leverage is defined as total assets  excluding  matched book divided by
     total  stockholders'   equity  plus  trust  issued  securities  subject  to
     mandatory redemption.

(m) The book value per common share calculation includes restricted stock units granted under Lehman Stock Award Programs, which are included in total stockholders' equity.